CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-06579 and File No. 333-21782.



/s/  Arthur Andersen LLP



Atlanta, Georgia
April 5, 2000